UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  Friday, 15 May 2015

SUNGAME CORPORATION
 (Exact of registrant as specified in its charter)

DELAWARE	333-158946	**-******
State or other jurisdiction of incorporation	Commission File Number	IRS Employer Identification No.

3091 West Tompkins Avenue, Las Vegas, NV	89103
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (310) 666-0051

___________________________________________________
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Matters Related to Accountants and Financial Statements; Changes in Registrant’s Certifying Accountant

Resignation of Current Independent Registered Public Accounting Firm

Pybus & Company (“Pybus”) resigned as our independent registered public accounting firm on Friday, 15 May 2015.

During Pybus’ tenure with the Company, which was approximately two months, Pybus had not issued any opinion.

From the date of Pybus’ appointment as the Company’s independent registered public accounting firm on Tuesday, 10 March 2015 through Friday 15 May 2015, the date of Pybus's resignation, we had no disagreements with Pybus on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to Pybus's satisfaction, would have caused it to make reference to the subject matter of the disagreements in connection with its report, if any reports were filed, which none were.

We have provided Pybus with a copy of the disclosures made in this current report on Form 8-K (this “Report”) prior to the time this Report was filed with the Securities and Exchange Commission. We requested that Pybus furnish a letter addressed to the Securities and Exchange Commission stating whether it agrees with our statements made in this Report. A copy of Pybus’s letter dated  20 May 2015 is attached as Exhibit 16.1 hereto.

Engagement of New Independent Registered Public Accounting Firm

As of the date of this Report, the Company has not retained a new independent registered public accounting firm. We are in the process of searching our new independent registered public accounting firm and will disclose the selection when made on a subsequent current report on Form 8-K.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

(d)   EXHIBITS:

Exhibit No.	Description

16.1	Letter from Pybus & Company dated May 20, 2015

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:     Wednesday, 20 May 2015

/s/    Raj Ponniah
By:   Raj Ponniah,
         Chief Executive Officer and Director